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                                                                    EXHIBIT 10.3

                         SPECIAL TERMINATION AGREEMENT


     The SPECIAL TERMINATION AGREEMENT dated as of the 17th day of May, 1989 by and among WARREN BANCORP, INC., a Massachusetts corporation (the "Company") and its subsidiary, WARREN FIVE CENTS SAVINGS BANK, a Massachusetts savings bank with its main office in Peabody, Massachusetts (the "Bank") (the Bank and the Company shall be hereinafter collectively referred to as the "Employers"), and LEO C. DONAHUE (the "Executive"), an individual presently employed as an officer of the Company and the Bank, which amended and restated a Severance Agreement dated as of April 6, 1987 between the Bank and the Executive, is further amended and restated as follows this 19th day of December, 2001.

     1. PURPOSE. In order to allow the Executive to consider the prospect of a Change in Control (as defined in Section 2) in an objective manner and in consideration of the services rendered and to be rendered by the Executive to the Employers and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Employers, the Employers are willing to provide, subject to the terms of this Agreement, certain severance benefits to protect the Executive from the consequences of a Terminating Event (as defined in Section 3) occurring subsequent to a Change in Control.

     2. CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred in any one of the following events:

          (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Act") (other than the Company, any of its direct or indirect subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its direct or indirect subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") (in such case other than as a result of an acquisition of securities directly from the Company); or

          (b) persons who, as of the date hereof, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least two-thirds or more of the Board, provided that any person becoming a director of the Company subsequent to the date hereof whose election or nomination for election was approved by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee


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comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

          (c) the consummation of (i) any consolidation or merger of the Company or any subsidiary of the Company where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate a majority of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company.

     3. TERMINATING EVENT. A "Terminating Event" shall mean (a) termination by either or both of the Employers of the employment of the Executive with either or both of the Employers for any reason other than (i) death, (ii) disability,
(iii) deliberate dishonesty of the Executive with respect to either of the Employers or any subsidiary or affiliate of either, or (iv) conviction of the Executive of a crime involving moral turpitude, or (b) resignation of the Executive from the employ of either of the Employers subsequent to the occurrence of any of the following events:

          (i) A significant change in the nature or scope of the Executive's responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior the Change in Control; or

          (ii) A reasonable determination by the Executive that, as a result of a Change in Control, the Executive is unable to exercise the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to such Change in Control; or

          (iii) A decrease in the total annual compensation payable by the Employers to the Executive other than as a result of a decrease in compensation payable to the Executive and to all other executive officers of the Employers on the basis of the Employers' financial performance.

     4. SEVERANCE PAYMENT. Subject to the provisions of Section 5 below, in the event that a Terminating Event occurs within two (2) years after a Change in Control, the Employers shall pay to the Executive an aggregate amount equal to
(a) two (2) times the "base amount" (as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended


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(the "Code")) applicable to the Executive, less (b) One Dollar ($1.00), payable in one lump-sum payment on the date of such termination.

     5.   LIMITATION ON BENEFITS.

          (a) It is the intention of the Executive and of the Employers that no payments by the Employers to or for the benefit of the Executive under this Agreement and/or any other agreement or plan pursuant to which the Executive is entitled to receive payments or benefits shall be non-deductible to the Employers by reason of the operation of Section 280G of the Code relating to parachute payments. Accordingly, and notwithstanding any other provision of this Agreement or any such agreement or plan, if by reason of the operation of said
Section 280G, any such payments exceed the amount which can be deducted by the Employers in the aggregate, such payments shall be reduced to the maximum amount which can be deducted by the Employers. To the extent that payments exceeding such maximum deductible amount have been made to or for the benefit of the Executive, such excess payments shall be refunded to the Employers with interest thereon at the applicable Federal Rate determined under Section 1274(d) of the Code, compounded annually, or at such other rate as may be required in order that no such payments shall be non-deductible to the Employers by reason of the operation of said Section 280G. To the extent that there is more than one method of reducing the payments to bring them within the limitations of said Section 280G, the Executive shall determine which method shall be followed, provided that if the Executive fails to make such determination within forty-five days after the Employers have sent him written notice of the need for such reduction, the Employers may determine the method of such reduction in their sole discretion.

          (b) If any dispute between the Employers and the Executive as to any of the amounts to be determined under this Section 5, or the method of calculating such amounts, cannot be resolved by the Employers and the Executive, either the Employers or the Executive after giving three days written notice to the other, may refer the dispute to a partner in the Boston office of a firm of independent certified public accountants selected jointly by the Employers and the Executive. The determination of such partner as to the amount to be determined under Section 5(a) and the method of calculating such amounts shall be final and binding on both the Employers and the Executive. The Employers shall bear the costs of any such determination.

     6. EMPLOYMENT STATUS. This Agreement is not an agreement for the employment of the Executive and shall confer no rights on the Executive except as herein expressly provided.

     7. TERM. This Agreement shall take effect on the day first above written, and shall terminate upon the earlier of (a) the termination by the Employers of the employment of the Executive after a Change in Control because of death, disability, deliberate dishonesty of the Executive with respect to either of the Employers or any subsidiary or affiliate of either, or conviction of the Executive of a crime involving moral turpitude, (b) the resignation or termination of the Executive for any reason prior to a Change in Control, or (c) the


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resignation of the Executive after a Change in Control for any reason other than the occurrence of any of the events enumerated in Section 3(b)(i)-(iii) of this Agreement.

     8. WITHHOLDING. All payments made by the Employers under this Agreement shall be net of any tax or other amounts required to be withheld by the Employers under applicable law.

     9. ARBITRATION OF DISPUTES. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with the laws of the Commonwealth of Massachusetts by three arbitrators selected from arbitrators on the regional Employment Dispute Resolution Roster maintained at the Boston, Massachusetts office of the American Arbitration Association, one of whom shall be appointed by the Employers, one by the Executive and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Boston. Such arbitration shall be conducted in the City of Boston in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section 9. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the Executive's pursuit of any claims under this Agreement, the Employers shall pay (or the Executive shall be entitled to recover from the Employers, as the case may be) the Executive's reasonable attorneys' fees and other reasonable costs and expenses in connection with the pursuit of said claims (including the Executive's enforcement of any arbitration award in court) regardless of the final outcome, unless and to the extent the arbitrators shall determine that under the circumstances recovery by the Executive of all or a part of any such fees and costs and expenses would be unjust. This arbitration provision shall not be used for matters of the type referred to in Section 5(b), except to settle the selection of the accounting partner described in said section in the event that the Employers and the Executive cannot agree on the selection.

     10. ASSIGNMENT; SUCCESSORS AND ASSIGNS, ETC. Neither the Employers nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that the Employers may assign their rights and obligations under this Agreement without the consent of the Executive in the event either of the Employers shall hereafter effect a reorganization, consolidate with or merge into any other person or entity, or transfer all or substantially all of its properties or assets to any other entity or person. This Agreement shall inure to the benefit of and be binding upon the Employers and the Executive, their respective successors, executors, administrators, heirs and permitted assigns. In the event of the Executive's death prior to the completion by the Employers of all payments due to the Executive under this Agreement, the Employers shall continue such payments to the Executive's beneficiary designated in writing to the Employers prior to the Executive's death (or to the Executive's estate, if the Executive fails to make such designation).


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     11.  ENFORCEABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     12. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     13. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Employers or, in the case of the Bank, at its main offices attention of the Clerk or, in the case of the Company, at its main office, attention of the Secretary.

     14. ENTIRE AGREEMENT. This Agreement is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings.

     15. ELECTION OF REMEDIES. An election by the Executive to resign after a Change in Control under the provisions of this Agreement shall not constitute a breach by the Executive of any employment agreement between the Employers and the Executive and shall be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Employers' benefit plans, programs or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under any employment agreement the Executive may then have with the Employers, PROVIDED, HOWEVER, that if there is a Terminating Event under Section 3 hereof, the Executive may elect either to receive the severance payment provided under Section 4 or such termination benefits as the Executive may have under any such employment agreement, but may not elect to receive both.

     16. AMENDMENT. This Agreement may be amended or modified only by a written instrument signed by the Executive and by duly authorized representatives of each of the Employers.

     17. ALLOCATION OF OBLIGATIONS BETWEEN EMPLOYERS. The obligations of the Employers under this Agreement are intended to be the joint and several obligations of the Bank and the Company and the Employers shall, as between themselves, allocate these obligations in a manner agreed upon by them.


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     18.  GOVERNING LAW. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company and the Bank, by their duly authorized officers, and by the Executive as of the date first above written.

ATTEST:                                  WARREN BANCORP, INC.



/s/   Susan G. Ouellette                 By: /s/ John R. Putney
--------------------------------             ----------------------------------
Secretary                                    Title: President

ATTEST:                                  WARREN FIVE CENTS SAVINGS BANK



/s/   Susan G. Ouellette                 By: /s/ John R. Putney
--------------------------------             ----------------------------------
Clerk                                        Title:   President

WITNESS:



/s/   Susan G. Ouellette                  /s/ Leo C. Donahue
--------------------------------         --------------------------------------
                                             Leo C. Donahue






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